CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated October 27, 1995, included in Pioneer Mid-Cap Fund's (formerly Pioneer Three) 1995 annual report (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 20 and Amendment No. 20 to Registration Statement File Nos. 2-79140 and 811-3564, respectively.




                                                  /s/ARTHUR ANDERSEN LLP
                                                  ARTHUR ANDERSEN LLP




Boston, Massachusetts
November 28, 1995